Exhibit 99.1

Bruker Corporation Reports First Quarter 2008 Results

BILLERICA, Mass., May 5, 2008 (BUSINESS WIRE) — Bruker Corporation (NASDAQ: BRKR) today reported financial results for the first quarter 2008, ended on March 31, 2008.

On February 26, 2008, Bruker BioSciences Corporation closed its acquisition of the Bruker BioSpin Group, and renamed itself Bruker Corporation.  Under US GAAP, this transaction is accounted for as an acquisition of businesses under common control, and as a result all one-time transaction costs are expensed in the period in which they are incurred, rather than being added to goodwill.  In addition, expenses incurred subsequent to the consummation of the acquisition, such as interest expenses incurred on acquisition related debt, are not reflected in the financial results of periods prior to the date of the acquisition, as they typically would be in pro-forma financials in acquisitions of unrelated parties.  After the closing of the transaction all historical financial statements are required to be restated by combining the historical consolidated financial statements of Bruker BioSciences Corporation with those of the Bruker BioSpin Group.  Accordingly, the financial results for the first quarters of 2008 and of 2007 included within this release have been restated to combine the historical consolidated financial statements of Bruker BioSciences Corporation with those of the Bruker BioSpin Group for both full quarters.

In the first quarter of 2008, revenue increased 14.9% to $238.4 million, compared to revenue of $207.5 million in the first quarter of 2007.  Foreign currency translation contributed 9.9% to this revenue growth rate.  GAAP operating income for the first quarter of 2008 was $15.9 million, compared to $19.7 million in the first quarter of 2007.  Included in GAAP operating income in the first quarter of 2008 were acquisition related charges of $5.8 million, which, if excluded, would result in a 10.2% increase in operating income over the first quarter of 2007.

GAAP diluted earnings (loss) per share were ($0.00) in the first quarter of 2008, compared to $0.09 in the first quarter of 2007.  Included in GAAP EPS for the first quarter of 2008 were previously announced foreign exchange losses of ($0.06) per diluted share, Bruker BioSpin acquisition related expenses of ($0.04) per diluted share, and interest expense on acquisition related debt of ($0.01) per diluted share, with a cumulative effect of ($0.10) per diluted share.  For comparison, included in net income for the first quarter of 2007 were foreign exchange losses of ($0.7 million), or ($0.00) per diluted share, and there were no acquisition related charges or interest expense.

Cash flow from operations in the first quarter of 2008 was $22.3 million, compared to $21.7 million in the first quarter of 2007.  As of March 31, 2008, Bruker Corporation had a net debt position of $101 million.

“The acquisition of the Bruker BioSpin Group in February was a transformational event for our company, and we are very excited about the introduction of several novel and truly innovative products and solutions ar Pittcon 2008,” said Frank Laukien, President and CEO.  “We are in the early stages of integrating the new combined Bruker group. Despite uncertain economic conditions we expect in the medium term to realize revenue synergies through cross-selling opportunities and integrated solutions development, and we are also planning further gross margin improvements and expense leveraging through sourcing efficiencies, shared functions and operational streamlining.”

William Knight, Chief Financial Officer, commented: “In the first quarter our operational performance was below our internal goals, but within the range of quarterly fluctuations that we expect to see with the combined new business.  Our bottom line was negatively impacted by foreign exchange losses, as well as by acquisition related charges and interest expense, which resulted in a reduction in our earnings by ($0.10) per diluted share.  We are working to reduce interest expenses and the effects of foreign currency fluctuations in the future, and as part of these initiatives we have already repaid approximately $55 million of the debt incurred to acquire the Bruker BioSpin Group in April, and we have plans in place to repay an additional $80 million this week.”

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted operating income and adjusted EPS.  Adjusted operating income excludes acquisition related charges and adjusted EPS excludes acquisition related charges, interest expense on acquisition related debt, and foreign exchange losses.  We believe the inclusion of these non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be a better presentation or a substitute for results prepared in accordance with GAAP.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 8 a.m. Eastern Daylight Time on Monday, May 5, 2008.  To listen to the webcast, investors can go to www.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker Corporation Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 94254806.

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2007, our most recent quarterly reports on Form 10-Q and  our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Product revenue	$207,035	$181,609
Service revenue	29,957	25,187
Other revenue	1,444	740
Total revenue	238,436	207,536

Cost of product revenue	104,901	96,649
Cost of service revenue	20,406	16,339
Total cost of revenue	125,307	112,988

Gross profit margin	113,129	94,548

Operating Expenses:
Sales and marketing	43,393	35,462
General and administrative	16,804	13,413
Research and development	31,205	25,964
Acquisition related charges	5,793	—
Total operating expenses	97,195	74,839

Operating income	15,934	19,709

Foreign exchange losses, net	(12,219)	(711)
Interest and other income (expense), net	30	1,461

Income before income tax provision and minority interest in consolidated subsidiaries	3,745	20,459
Income tax provision	4,270	6,023

Income before minority interest in consolidated subsidiaries	(525)	14,436
Minority interest in consolidated subsidiaries	160	86
Net income (loss)	$(685)	$14,350

Net income (loss) per share:
Basic	$(0.00)	$0.09
Diluted	$(0.00)	$0.09

Weighted average shares outstanding:
Basic	162,303	160,365
Diluted	162,303	162,906

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and short-term investments	$321,282	$344,554
Accounts receivable, net	165,081	185,217
Inventories	511,597	447,688
Other current assets	88,500	57,238
Total current assets	1,086,460	1,034,697

Property and equipment, net	231,541	207,588
Intangible and other assets	79,428	69,346

Total assets	$1,397,429	$1,311,631

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$253,096	$35,591
Accounts payable	59,210	52,293
Customer deposits	275,241	233,466
Other current liabilities	244,064	239,841
Total current liabilities	831,611	561,191

Long-term debt	169,428	6,394
Other long-term liabilities	106,005	107,656
Minority interest in subsidiaries	672	538

Total shareholders’ equity	289,713	635,852

Total liabilities and shareholders’ equity	$1,397,429	$1,311,631

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: +1 (978) 663-3660, ext. 1411
Email: michael.willett@bruker.com